UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

December 31, 2004

Date of report (Date of earliest event reported)

FIRST PLACE FINANCIAL CORP.

(Exact name of registrant as specified in its charter)

Delaware	0-25049	34-1880130
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification no.)

185 E. Market Street, Warren, OH 44481

(Address of principal executive offices)

(330) 373-1221

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(b). On January 4, 2005, the Registrant issued a press release announcing the retirement of W. Terry Patrick from his position as Chairman of the Board of Directors of the Registrant and its subsidiary, First Place Bank, effective December 31, 2004. Mr. Patrick will remain as a member of the Board of Directors of both entities until June 30, 2005. Samuel A. Roth, a current member of the Board of Directors, will replace Mr. Patrick as Chairman of the Board of the Registrant and First Place Bank. The press release is attached as Exhibit 99.1 and is incorporated into this summary and this filing by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Press release announcing the retirement of W. Terry Patrick as Chairman of the Board of Directors of the Registrant and its subsidiary, First Place Bank and the appointment of Samuel A. Roth to both positions, effective December 31, 2004.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST PLACE FINANCIAL CORP.

Date: January 4, 2005	By:	/s/ Steven R. Lewis
Steven R. Lewis
President and Chief Executive Officer

Exhibit Index

Exhibit No.	Description
99.1	Press release announcing the retirement of W. Terry Patrick as Chairman of the Board of Directors of the Registrant and its subsidiary, First Place Bank and the appointment of Samuel A. Roth to both positions, effective December 31, 2004.